Exhibit 99.7

Jiff, Inc. Social Media Communications

On January 4, 2017, the following communications were made available by Jiff, Inc. on Twitter:

Tweet: .@CastlightHealth and @JiffInc announce they will join forces to offer the most comprehensive #healthbenefits platform on the market goo.gl/B96zmr

Tweet: .@CastlightHealth and @JiffInc will come together to improve every aspect of the employee health experience goo.gl/B96zmr

Tweet: .@CastlightHealth and @JiffInc will join forces to help employers & millions of employees manage #healthbenefits goo.gl/B96zmr

Tweet: .@CastlightHealth and @JiffInc joining forces to offer employees personalized #healthbenefits goo.gl/B96zmr

On January 4, 2017, the following communication was posted by Jiff, Inc. on LinkedIn:

Today, Jiff and Castlight announced they are coming together to form the most comprehensive health benefits platform on the market. Together, we will improve every aspect of the employee health and benefits experience: from staying healthy, to accessing care, to managing a condition. Read more goo.gl/B96zmr

On January 4, 2017, the following communication was posted by Derek Newell, Chief Executive Officer of Jiff, Inc. on LinkedIn:

Today, Jiff and Castlight announced that we will join forces. Together, our platform will improve every aspect of the employee health and benefit experience: from staying healthy, to accessing care, to managing a condition. I’m extremely proud of what we’ve built at Jiff and excited for this next chapter. goo.gl/B96zmr

On January 4, 2017, the following communication was posted by Jiff, Inc. on Facebook:

Jiff and Castlight announce they are coming together to form the most comprehensive health benefits platform on the market today. Together, we will improve every aspect of the employee health and benefits experience: from staying healthy, to accessing care, to managing a condition. Read more goo.gl/B96zmr

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction between Castlight Health, Inc. (“Castlight”) and Jiff, Inc. (“Jiff”), Castlight intends to file a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC").  This registration statement will contain a joint proxy statement/prospectus/information statement and relevant materials concerning the proposed transaction.  Additionally, Castlight intends to file with the SEC other relevant materials in connection with the proposed transaction. After the registration statement is declared effective by the SEC, Castlight and Jiff will deliver a definitive joint proxy statement/prospectus/information statement to their respective stockholders. STOCKHOLDERS OF CASTLIGHT AND JIFF ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Castlight at www.castlighthealth.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed transaction shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Castlight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Castlight’s stockholders with respect of the matters relating to the proposed transaction. Jiff and its officers and directors may also be deemed a participant in such solicitation. Information regarding any interest that Castlight, Jiff or any of the executive officers or directors of Castlight or Jiff may have in the proposed transaction with Jiff will be set forth in the joint proxy statement/prospectus/information statement that Castlight intends to file with the SEC in connection with its stockholder vote on matters relating to the proposed transaction. Information about the directors and executive officers of Castlight, including their respective interest in security holding of Castlight, is set forth in the proxy statement for Castlight’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Stockholders may obtain additional information regarding the interest of such participants by reading the definitive joint proxy statement/prospectus/information statement regarding the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

FORWARD LOOKING STATEMENTS

These communications contain forward-looking statements that are not purely historical regarding Castlight, Jiff or their respective management’s intentions, beliefs, expectations and strategies for the future, including those relating to the closing of the proposed transaction, the anticipated benefits of the proposed transaction, and anticipated future combined operations, products and services of Castlight and Jiff. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from Castlight’s or Jiff’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the ability of the parties to complete the proposed transaction, obtaining Castlight and Jiff stockholder approval and required regulatory clearances, and customer and partner reception to the proposed transaction. Readers should also refer to the section entitled “Risk Factors” in Castlight’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the SEC.

All forward-looking statements included in these communications are made as of the date of this report, based on information currently available to Castlight and Jiff, and Castlight and Jiff assumes no obligation to update any such forward-looking statement or reasons why results may differ.